UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2015

SPEED COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:  (866) 377-3331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 9.01  Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On July 22, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into the Fifth Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders and Garrison Loan Agency Services, LLC acting as agent (the “Fifth Amendment”). The Amendment served to amend that certain Amended and Restated Credit and Guaranty Agreement entered into by and among the Company and the Lenders that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (the “Credit Agreement”). Capitalized terms utilized below are defined in the Credit Agreement.

Pursuant to the Fifth Amendment, among other things, the Credit Agreement has been amended to provide the Company with up to an additional $5 million of term loans (the “Additional Term Loans”). Concurrent with the execution of the Fifth Amendment, $2 million of the Additional Term Loans were funded to the Company. Pursuant to the terms of the Fifth Amendment, the Company may request that the remaining $3 million of Additional Term Loans be funded between August 20, 2015 and December 23, 2015, subject to certain conditions and at the discretion of the administrative agent under the Credit Agreement. The financial terms of the Additional Term Loans are generally consistent with those of the existing borrowings provided to the Company under the Credit Agreement.

The discussion herein regarding the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment to Credit Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1     Form of Fifth Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEED COMMERCE, INC.

By:	/s/ Ryan F. Urness
Ryan F. Urness
General Counsel and Secretary

Date:  July 28, 2015